Exhibit 10.22

May 8, 2003

Richard W. Zuidema
1932 Wickford Place
Wyomissing PA 19610

Dear Richard:

        With reference to your employment agreement (the "Employment Agreement") with EnerSys, Inc. (the "Company"), dated November 9, 2000, pursuant to which you are currently employed as Executive Vice President Administration of the Company, we confirm that effective as of April 1, 2003, your salary provided for in Section 3 of the Employment Agreement has been increased to $336,000.

        Except as expressly set forth in the letter, the Employment Agreement shall remain in full force and effect.

ENERSYS INC.

By:	/s/ JOHN D. CRAIG John D. Craig Chairman, President & Chief Executive Officer